UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2016

Verint Systems Inc.
(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 Broadhollow Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)
(631) 962-9600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 23, 2016, Verint Systems Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 11, 2016 (the "Proxy Statement").

1.	Election of Directors. The Company's stockholders voted to elect the following persons as directors to serve for the following year or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dan Bodner	47,247,831	709,273	3,529,012
Victor DeMarines	46,327,340	1,629,764	3,529,012
John Egan	44,149,460	3,807,644	3,529,012
Larry Myers	45,973,625	1,983,479	3,529,012
Richard Nottenburg	45,135,395	2,821,709	3,529,012
Howard Safir	44,176,871	3,780,233	3,529,012
Earl Shanks	45,137,249	2,819,855	3,529,012

2.
Ratification of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm. The Company's stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for the year ending January 31, 2017. The results of the voting were 51,082,656 votes for, 394,662 votes against, and 8,798 abstentions.

3.
Approval of Named Executive Officer Compensation. The Company's stockholders voted to approve the compensation of the Company's named executive officers as disclosed in the Proxy Statement. The results of the voting were 33,308,680 votes for, 14,625,642 votes against, 22,782 abstentions, and 3,529,012 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	June 28, 2016

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Legal Officer